Exhibit 99.1

Prairie Operating Co. Announces the Promotion of Gregory S. Patton to Chief Financial Officer

HOUSTON, Texas, March 11, 2025 (GLOBE NEWSWIRE) — Prairie Operating Co. (Nasdaq: PROP) (the “Company” or “Prairie”), today announced the promotion, effective April 1st, of Gregory S. Patton to Chief Financial Officer. Mr. Patton, who joined Prairie last year as Executive Vice President of Commercial Development, brings over 15 years of industry experience with a strong background in corporate finance, accounting, and capital markets.

Prior to joining Prairie, Mr. Patton served as Senior Vice President of Corporate Development and Finance at Great Western Petroleum and as Chief Financial Officer at Trigger Energy. He holds both a Master’s and Bachelor’s degree in accounting from the University of Denver.

Mr. Patton succeeds Craig Owen, who is retiring April 1, 2025, after more than 30 years in the energy industry. Since joining Prairie, he has been instrumental in strengthening the company’s financial foundation, optimizing financial reporting, and enhancing efficiencies.

“Craig has been an outstanding CFO, and we want to sincerely thank him for his leadership and contributions in positioning Prairie for long-term success,” said Ed Kovalik, Chairman and Chief Executive Officer. “He has had a tremendous career, and we are grateful for the impact he has made in helping us build a strong financial platform. Craig has graciously agreed to assist in a smooth transition, and we wish him all the best in his well-earned retirement.”

Mr. Kovalik continued, “Over the past year Greg has played a critical role in strengthening Prairie’s financial operations and aligning our capital strategy with long-term growth objectives. His demonstrated expertise makes him the ideal person to step into the CFO role and he has earned the full confidence and support of our Board of Directors.”

“I am honored to accept the role of Chief Financial Officer at Prairie and look forward to working alongside our talented team to drive continued growth and create value for our shareholders,” said Mr. Patton. “I want to thank Craig for his dedication and strategic guidance which has strengthened our financial position and set the stage for future success. I’m excited for the opportunities ahead of us.”

With Mr. Patton assuming the CFO position, Prairie remains committed to financial discipline and strategic growth as it strives to create long-term value for shareholders.

About Prairie Operating Co.

Prairie Operating Co. is a Houston-based publicly traded independent energy company engaged in the development and acquisition of oil and natural gas resources in the United States. The Company’s assets and operations are concentrated in the oil and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. The Company is committed to the responsible development of its oil and natural gas resources and is focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation. More information about the Company can be found at www.prairieopco.com.

Forward-Looking Statement

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “strive”, “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K/A filed with the SEC on March 6, 2025, and any subsequently filed Quarterly Report and Current Report on Form 8-K. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact:

Wobbe Ploegsma

info@prairieopco.com

832.274.3449